Contacts: West Pharmaceutical Services, Inc. Michael A. Anderson Vice President and Treasurer (610) 594-3345	Investors and Financial Media: Financial Dynamics Julie Huang/Theresa Kelleher (212) 850-5600 wst@fd-us.com

WEST PHARMACEUTICAL SERVICES, INC. PROVIDES ADDITIONAL 2006 GUIDANCE

Exhibit 99.1

Lionville, PA, October 20, 2005 – West Pharmaceutical Services, Inc. (NYSE: WST) has provided additional guidance regarding its 2006 revenue expectations following this morning’s quarterly earnings release and investor call for the third quarter of 2005.

The Company expects full year 2006 revenues under US GAAP to be between $810 and $830 million, which would represent approximately 16% to 19% growth over estimated 2005 revenues. US GAAP includes revenues for businesses acquired during the year only from the date of acquisition. Excluding the impact of acquisitions made in 2005, revenue growth in 2006 is expected to be between 6% and 8%. Including the revenues of businesses acquired in 2005 from the beginning of 2005, growth is expected to be between 10% to 12%.

Conference Call

Management from West Pharmaceutical Services hosted a conference call to discuss these results today at 9:00 am Eastern Time. A replay of call can be accessed at the Company’s website, www.westpharma.com, or by dialing (800) 253-1052 or (402) 220-9704 and entering conference ID#2980276.

About West Pharmaceutical Services

West Pharmaceutical Services, Inc. is the world’s premier manufacturer of components and systems for injectable drug delivery, including stoppers and seals for vials, and closures and disposable components used in syringe, IV and blood collection systems. The Company also provides products with application to the personal care, food and beverage markets. West’s customers include the world’s leading pharmaceutical, biotechnology, generic drug and medical device producers. Headquartered in Lionville, Pennsylvania, West Pharmaceutical Services supports its partners and customers from 50 locations throughout North America, South America, Europe, Mexico, Japan, Asia and Australia. For more information, visit West at http://www.westpharma.com

Safe Harbor Statement

The information contained in this document and the attachment is as of October 20, 2005. The Company assumes no obligation to update any forward-looking statements contained in this document as a result of new information or future events or developments.

Certain statements contained in this press release or in other Company documents and certain statements that may be made by management of the Company orally may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historic or current facts. They use words such as “estimate,” “expect,” “intend,” “believe,” “plan,” “anticipate” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance or condition. In particular, these include statements concerning future actions, future performance or results of current and anticipated products, sales efforts, expenses, the outcome of contingencies such as legal proceedings and financial results.

Because actual results are affected by risks and uncertainties, the Company cautions investors that actual results may differ materially from those expressed or implied in any forward-looking statement.

It is not possible to predict or identify all such risks and uncertainties, but factors that could cause the actual results to differ materially from expected and historical results include, but are not limited to: sales demand; the timing and commercial success of customers’ products incorporating the Company’s products and services, including specifically, the Nektar inhaled insulin product; changes in medical and pharmaceutical technologies that alter the demand for injectible drug products; the Company’s ability to pass recent raw material cost increases on to customers through price increases; regulatory changes affecting the marketing, use or competitiveness of Company and customer products, the use and availability of raw materials used in the Company’s products, or the operation of the Company’s facilities; maintaining or improving production efficiencies and overhead absorption; competition from other providers; the Company’s ability to develop and market value-added products; the successful integration of acquired businesses; the average profitability, or mix, of products sold in a reporting period; financial performance of unconsolidated affiliates; the potential impact of the Medicare Prescription Drug, Improvement and Modernization Act of 2003; strength of the US dollar in relation to other currencies, particularly the Euro, UK pound, Danish Krone, Japanese Yen and Singapore Dollar; inflation; US and international interest rates and the availability of debt financing; returns on pension assets in relation to the expected returns employed in preparing the Company’s financial statements; raw material price escalation, particularly petroleum-based raw materials and energy costs; disruption in the supply of raw materials, particularly petroleum based raw materials, the production of which has been affected by recent hurricane damage in the US Gulf Coast region; exposure to product quality and safety claims; availability and pricing of materials that may be affected by vendor concerns with exposure to product-related liability.

The Company assumes no obligation to update forward-looking statements as circumstances change. Investors are advised, however, to consult any further disclosures the Company makes on related subjects in the Company’s 10-K, 10-Q and 8-K reports.